UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2017

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On November 6, 2017, Manitex International, Inc. (the “Company”) issued a press release regarding the pending restatement of certain of its previously issued financial statements, as set forth in more detail in Item 4.02 below, as well as certain summary preliminary unaudited financial results for the third quarter ended September 30, 2017 (the “Press Release”). The full text of the Press Release is being furnished as Exhibit 99.1 to this Current Report. The Press Release can be accessed from the Investor Relations section of the Company’s website at www.ManitexInternational.com.

The information furnished pursuant to Item 2.02 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In 2016, the Company sold 39 cranes for total sales revenues of approximately $15 million to a single broker customer in a series of transactions (the “Transactions”) that were each structured as a customary “bill and hold” arrangement. The revenue for the Transactions was recognized in 2016. Ten of these units that were sold for an aggregate value of approximately $3 million were returned during 2016 (and were subsequently sold to other customers), such that for 2016, a net of 29 cranes were sold for approximately $12 million. In addition, the Company made various payments that were expensed in 2016 and 2017 to the broker and its related entities. In connection with its review of its financial results for the quarter ended September 30, 2017, the Company became aware that the prior accounting treatment for the Transactions was not correct. Specifically, the Company has preliminarily concluded that the relationship with the Broker qualified as a Variable Interest Entity (“VIE”) and should therefore have resulted in a different accounting treatment. Accordingly, the Company has preliminarily concluded that the 2016 sales should be deferred to match the final delivery dates to the end dealer customers, which the Company believes will be substantially completed in 2017.

In connection with the foregoing matters, on November 2, 2017, the Audit Committee of the Board of Directors of the Company, in consultation with the Company’s management and UHY LLP, the Company’s independent registered public accounting firm, determined that the Company’s previously issued financial statements for the quarters ended March 31, June 30 and September 30, 2016, year ended December 31, 2016 and quarters ended March 31 and June 30, 2017 included in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for such periods and together with all three, six and nine-month financial information contained therein (collectively, the “Non-Reliance Periods”) can no longer be relied upon. Therefore, all earnings press releases and similar prior communications issued by the Company as well as other prior statements made by or on behalf of the Company relating to those periods should not be relied upon. The Company intends to file the restated annual and quarterly financial statements for the Non-Reliance Periods (the “Restated Filings”) as soon as practicable. The issuance by the Company of its earnings release, and filing by the Company of its Quarterly Report on Form 10-Q, for the quarter ended September 30, 2017 will be delayed accordingly. The Company has discussed these matters with UHY LLP, the Company’s independent registered public accounting firm. The Company is in the process of evaluating its historical and current practices with respect to accounting for such transactions in accordance with accounting principles generally accepted in the United States. The Audit Committee has engaged external counsel to perform an investigation of these matters.

Although the Company continues its assessment of adjustments that may be required in connection with its review of the accounting for the Transactions, the Company currently expects that these adjustments will result, in aggregate, in (1) a decrease in revenue for the year ended December 31, 2016 of approximately $12 million (or approximately 4% of reported sales); (2) an increase in net loss attributable shareholders for the year ended December 31, 2016 of approximately $2 million (or approximately 5% of reported net loss attributable to shareholders or approximately $(0.11) loss per share); (3) an increase in net debt at December 31, 2016 of approximately $11 million (or approximately 8% of reported debt); and (4) an increase in net assets at December 31, 2016 of approximately $9 million (or approximately 3% of reported net assets). To date, 14 of these cranes have been sold with approximate revenues of $5 million along with related income through September 30, 2017. Additionally, the Company believes that the sale of the balance of these cranes will be substantially completed before year end and that revenues and income associated with those deliveries will therefore be recognized in 2017.

The amounts above are unaudited estimates and are subject to change. There can be no assurance that the actual effects of the corrections on the Company’s consolidated financial statements will not differ materially from the Company’s current expectation set forth above, or that additional items in need of correction will not be discovered. The Company is continuing to evaluate the total amount of the adjustments and the specific impact on each Non-Reliance Period.

The Company’s management is assessing the effectiveness of its internal controls over financial reporting and disclosure controls and procedures. The Company will amend any disclosures pertaining to its evaluation of such controls and procedures as appropriate in connection with the Restated Filings.

The above statements regarding the expected impact of the restatement constitute forward-looking statements that are based on the Company’s current expectations. The final amounts and the detailed presentation of the restatement will be included in the Restated Filings after the Company has completed its work on the restatement, the financial statements have been audited, and the Audit Committee has completed its review of the financial statements and other financial data for the Non-Reliance Periods. See “Caution Regarding Forward-Looking Statements” below.

Caution Regarding Forward-Looking Statements

This Form 8-K includes information that constitutes forward-looking statements. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” or “will.” By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include: the review of the Company’s accounting, accounting policies and internal control over financial reporting; the preparation of and the audit or review, as applicable, of Restated Filings; and the subsequent discovery of additional adjustments to the Company’s previously issued financial statements. Actual events or results may differ materially from the Company’s expectations. In addition, our financial results and stock price may suffer as a result of this review and any subsequent determinations from this process or any actions taken by governmental or other regulatory bodies as a result of this process. We do not undertake to update our forward-looking statements, except as required by applicable securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Company Dated November 6, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/s/ David J. Langevin
Name:	David J. Langevin
Title:	Chief Executive Officer

Date: November 6, 2017